Exhibit 99.1

Dynatrace Reports Second Quarter of Fiscal Year 2022 Financial Results

•ARR of $864 million, up 35% year-over-year, or 34% on a constant currency basis
•Subscription revenue of $213 million, up 35% year-over-year, or 33% on a constant currency basis
•GAAP EPS of $0.08 and non-GAAP EPS of $0.18, on a dilutive basis

WALTHAM, Mass, October 27, 2021 (Business Wire) - Software intelligence company Dynatrace (NYSE: DT) today released financial results for the second quarter of its fiscal 2022 ended September 30, 2021.
"I am extremely proud of our team’s performance, once again exceeding guidance across all our key operating metrics. ARR, our leading indicator for growth, was up 35% year-over-year, and Subscription Revenue was up 35% year-over-year,” said John Van Siclen, Dynatrace’s CEO. “We continue to see robust investment in digital transformation across all industries and all geographies. And our unique approach unifying AIOps capabilities with observability and application security continues to provide us with a powerful value advantage.”

Second Quarter Fiscal 2022 and Other Recent Business Highlights:
All growth rates are compared to the second quarter of fiscal 2021 unless otherwise noted.

Financial Highlights:
•Total ARR of $864 million, an increase of 35%, or 34% on a constant currency basis
•Total Revenue of $226 million, an increase of 34%, or 33% on a constant currency basis
•Subscription revenue of $213 million, an increase of 35%, or 33% on a constant currency basis, and representing 94% of total revenue
•GAAP Operating Income of $21 million and non-GAAP Operating Income of $61 million
•GAAP EPS of $0.08 and non-GAAP EPS of $0.18, on a dilutive basis

Business Highlights:
•Deepened strategic partnerships with Microsoft and Google, making Dynatrace® available natively across all three hyperscale platforms - Microsoft Azure, Google Cloud Platform, and Amazon Web Services.
•Broadened Dynatrace® Application Security coverage to include applications running on .NET, in addition to Kubernetes, Java, and Node.js, allowing more organizations to use Dynatrace to gain precise answers about the source, nature, and severity of vulnerabilities in their production and pre-production environments.

•Completed acquisition of SpectX, a high-speed parsing and query analytics company, to help accelerate the convergence of observability and security.

•Continued recognition for superior product differentiation and value: ISG named Dynatrace the leader in cloud-native observability in the 2021 Provider Lens, Container Services and Solutions Report; GigaOm named Dynatrace “Leader and Outperformer” in the 2021 Radar for AIOps Solutions; Gartner rated Dynatrace highest in the 2021 Peer Insights Customers’ Choice for Application Performance Monitoring[1].

[1] Gartner Peer Insights ‘Voice of the Customer’: Application Performance Monitoring, 9 September 2021. GARTNER is a registered trademark and service mark of Gartner, Inc. and/or its affiliates in the U.S. and internationally and is used herein with permission. All rights reserved.

Gartner Peer Insights Customers’ Choice constitute the subjective opinions of individual end-user reviews, ratings, and data applied against a documented methodology; they neither represent the views of, nor constitute an endorsement by, Gartner or its affiliates.

Second Quarter 2022 Financial Highlights
(Unaudited – in thousands, except per share data)

	Three Months Ended September 30,
	2021	2020
Key Operating Metric:
Annualized recurring revenue	$863,863	$638,063
Year-over-Year Increase	35%

Annualized recurring revenue - constant currency (*)	$856,146	$638,063
Year-over-Year Increase	34%

Revenue:
Total revenue	$226,354	$168,586
Year-over-Year Increase	34%

Total revenue - constant currency (*)	$223,576	$168,586
Year-over-Year Increase	33%

Subscription revenue	$212,601	$157,673
Year-over-Year Increase	35%

Subscription revenue - constant currency (*)	$209,995	$157,673
Year-over-Year Increase	33%

Non-GAAP Financial Measures:
Non-GAAP operating income (*)	$61,468	$53,259
Non-GAAP operating margin (*)	27%	32%

Non-GAAP net income (*)	$52,165	$46,313

Non-GAAP net income per share - diluted	$0.18	$0.16

Non-GAAP shares outstanding - diluted	291,177	286,252

Unlevered Free Cash Flow (*)	$11,682	$33,004
* Use of Non-GAAP Financial Measures
In our earnings press releases, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investors section of our website at https://ir.dynatrace.com.

Financial Outlook
Based on information available, as of October 27, 2021, Dynatrace is issuing guidance for the third quarter and raising guidance for full year fiscal 2022 as follows:

Third Quarter of Fiscal Year 2022:
•Total revenue is expected to be in the range of $233 to $235 million, 27% to 28% growth as reported, or 28% to 29% on a constant currency basis
•Subscription revenue is expected to be in the range of $219.5 to $221 million, 29% to 30% growth as reported, or 30% to 31% on a constant currency basis
•Non-GAAP operating income is expected to be in the range of $54 to $56 million
•Non-GAAP net income is expected to be in the range of $45.5 to $47.5 million
•Non-GAAP net income per diluted share is expected to be $0.16, based on a range of 292 to 293 million diluted weighted-average shares outstanding

Full Year Fiscal 2022:
•Total ARR is expected to be in the range of $986 to $996 million, 27% to 29% growth as reported, or 29% to 30% growth on a constant currency basis, an increase of 250 basis points from prior midpoint guidance
•Total revenue is expected to be in the range of $913 to $919 million, 30% to 31% growth as reported, 29% to 30% growth on a constant currency basis, an increase of 250 basis points from prior midpoint guidance
•Subscription revenue is expected to be in the range of $857.5 to $862.5 million, 31% to 32% growth as reported, 30% to 31% growth on a constant currency basis, an increase of 250 basis points from prior midpoint guidance
•Non-GAAP operating income is expected to be in the range of $219 to $226 million
•Non-GAAP net income is expected to be in the range of $185 to $191 million
•Non-GAAP net income per diluted share is expected to be in the range of $0.63 to $0.65, based on a range of 292 to 293 million diluted weighted-average shares outstanding
•Total unlevered free cash flow is expected to be in the range of $263 to $275 million, or 29% to 30% of revenue

Our guidance is based on foreign exchange rates as of September 30, 2021.

Reconciliation of non-GAAP operating income, non-GAAP net income, non-GAAP net income per share and unlevered free cash flow guidance to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of share-based compensation expense, employer taxes and tax deductions specific to equity compensation awards that are directly impacted by future hiring, turnover and retention needs, as well as unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

Conference Call and Webcast Information
Dynatrace will host a conference call and live webcast to discuss its results and business outlook for investors and analysts at 8:00 a.m. Eastern Time today, October 27, 2021. To access the conference call from the U.S. and Canada, dial (866) 405-1247, or internationally, dial (201) 689-8045 with conference ID # 13723986. The call will also be available live via webcast on the company’s website, ir.dynatrace.com.

An audio replay of the call will also be available until 11:59 p.m. Eastern Time on November 10, 2021, by dialing (877) 660-6853 from the U.S. or Canada, or for international callers by dialing (201) 612-7415 and entering conference ID # 13723986. In addition, an archived webcast will be available at ir.dynatrace.com.

The company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

Non-GAAP Financial Measures & Key Metrics
In addition to disclosing financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain certain non-GAAP financial measures.
Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. Dynatrace considers these non-GAAP financial measures to be important because they provide useful indicators of its performance and liquidity measures. These are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operational plans. In addition, investors often use similar measures to evaluate the performance of a company. Non-GAAP financial measures are presented for supplemental informational purposes only for understanding the company’s operating performance. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP financial measures presented by other companies. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements.
Dynatrace presents constant currency amounts for Revenue and Annual Recurring Revenue to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. All growth comparisons relate to the corresponding period in the last fiscal year. Dynatrace provides this non-GAAP financial information to aid investors in better understanding our performance.
Annual Recurring Revenue “ARR” is defined as the daily revenue of all subscription agreements that are actively generating revenue as of the last day of the reporting period multiplied by 365. We exclude from our calculation of Total ARR any revenues derived from month-to-month agreements and/or product usage overage billings.
Dynatrace Net Expansion Rate is defined as the Dynatrace® ARR at the end of a reporting period for the cohort of Dynatrace® accounts as of one year prior to the date of calculation, divided by the Dynatrace® ARR one year prior to the date of calculation for that same cohort. This calculation excludes the benefit of Dynatrace® ARR resulting from the conversion of Classic products to the Dynatrace® platform.
Dynatrace customers are defined as accounts, as identified by a unique account identifier, that generate at least $10,000 of Dynatrace® ARR as of the reporting date. In infrequent cases, a single large organization may comprise multiple customer accounts when there are distinct divisions, departments or subsidiaries that operate and make purchasing decisions independently from the parent organization. In cases where multiple customer accounts exist under a single organization, each customer account is counted separately based on a mutually exclusive accounting of ARR.
Unlevered Free Cash Flow is defined as net cash provided by (used in) operating activities and adjusted to exclude cash paid for interest (net of tax), non-recurring restructuring and acquisition related costs, along with costs associated with one-time offerings and filings, less cash used in investing activities for acquisition of property and equipment. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.

About Dynatrace
Dynatrace provides software intelligence to simplify cloud complexity and accelerate digital transformation. With automatic and intelligent observability at scale, our all-in-one platform delivers precise answers about the performance and security of applications, the underlying infrastructure, and the experience of all users to enable organizations to innovate faster, collaborate more efficiently, and deliver more value with dramatically less effort. That’s why many of the world’s largest enterprises trust Dynatrace® to modernize and automate cloud operations, release better software faster, and deliver unrivalled digital experiences.

Cautionary Language Concerning Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding management’s expectations of future financial and operational performance and operational expenditures, expected growth, and business outlook, including our financial guidance for the third fiscal quarter and full year 2022, and statements regarding the size of our market and our positioning for capturing a larger share of our market. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, the effect of the COVID-19 pandemic on our business operations and demand for our products as well as its impact on general economic and financial market conditions, our ability to maintain our subscription revenue growth rates in future periods, our ability to service our substantial level of indebtedness, market adoption of software intelligence solutions for application performance monitoring, digital experience monitoring, infrastructure monitoring, AIOps, business intelligence and analytics and application security, continued spending on and demand for software intelligence solutions, our ability to maintain and acquire new customers, our ability to differentiate our platform from competing products and technologies; our ability to successfully recruit and retain highly-qualified personnel; the price volatility of our common stock, and other risks set forth under the caption “Risk Factors” in our Form 10-K filed on May 28, 2021 and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

DYNATRACE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited – In thousands, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2021	2020	2021	2020
Revenue:
Subscription	$212,601	$157,673	$409,121	$302,030
License	—	442	50	1,080
Service	13,753	10,471	26,923	20,984
Total revenue	226,354	168,586	436,094	324,094
Cost of revenue:
Cost of subscription	27,135	18,327	52,117	35,033
Cost of service	10,668	8,554	20,689	16,564
Amortization of acquired technology	3,864	3,830	7,694	7,656
Total cost of revenue	41,667	30,711	80,500	59,253
Gross profit	184,687	137,875	355,594	264,841

Operating expenses:
Research and development	37,908	27,512	72,633	51,017
Sales and marketing	86,301	56,690	166,783	105,853
General and administrative	31,689	22,110	58,611	43,637
Amortization of other intangibles	7,539	8,686	15,079	17,372
Restructuring and other	(1)	46	25	25
Total operating expenses	163,436	115,044	313,131	217,904
Income from operations	21,251	22,831	42,463	46,937
Interest expense, net	(2,651)	(3,602)	(5,508)	(7,715)
Other (expense) income, net	(1,299)	199	12	218
Income before income taxes	17,301	19,428	36,967	39,440
Income tax benefit (expense)	6,340	(1,949)	(32)	(9,096)
Net income	$23,641	$17,479	$36,935	$30,344
Net income per share:
Basic	$0.08	$0.06	$0.13	$0.11
Diluted	$0.08	$0.06	$0.13	$0.11
Weighted average shares outstanding:
Basic	283,923	280,077	283,295	279,577
Diluted	291,177	286,252	290,254	285,423
UNAUDITED SHARE-BASED COMPENSATION

	Three Months Ended September 30,		Six Months Ended September 30,
	2021	2020	2021	2020
Cost of revenue	$3,485	$1,866	$6,137	$3,364
Research and development	5,456	2,989	9,423	5,407
Sales and marketing	9,612	6,122	17,220	11,527
General and administrative	7,022	3,854	12,047	7,205
Total share-based compensation expense	$25,575	$14,831	$44,827	$27,503

DYNATRACE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	September 30, 2021	March 31, 2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$370,319	$324,962
Accounts receivable, net	149,801	242,079
Deferred commissions, current	52,525	48,986
Prepaid expenses and other current assets	80,065	64,255
Total current assets	652,710	680,282
Property and equipment, net	40,197	36,916
Operating lease right-of-use assets, net	60,473	42,959
Goodwill	1,282,631	1,271,195
Other intangible assets, net	128,514	149,484
Deferred tax assets, net	16,492	16,811
Deferred commissions, non-current	50,766	48,638
Other assets	11,114	9,933
Total assets	$2,242,897	$2,256,218

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$16,013	$9,621
Accrued expenses, current	105,423	119,527
Deferred revenue, current	461,443	509,272
Operating lease liabilities, current	11,214	9,491
Total current liabilities	594,093	647,911
Deferred revenue, non-current	22,630	47,504
Accrued expenses, non-current	16,533	16,072
Operating lease liabilities, non-current	54,371	38,203
Deferred tax liabilities	1,361	1,014
Long-term debt	332,907	391,913
Total liabilities	1,021,895	1,142,617

Shareholders' equity:
Common shares, $0.001 par value, 600,000,000 shares authorized, 285,025,237 and 283,130,238 shares issued and outstanding at September 30, 2021 and March 31, 2021, respectively	285	283
Additional paid-in capital	1,723,056	1,653,328
Accumulated deficit	(476,864)	(513,799)
Accumulated other comprehensive loss	(25,475)	(26,211)
Total shareholders' equity	1,221,002	1,113,601
Total liabilities and shareholders' equity	$2,242,897	$2,256,218

DYNATRACE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited – In thousands)

	Six Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net income	$36,935	$30,344
Adjustments to reconcile net income to cash provided by operations:
Depreciation	5,049	3,797
Amortization	23,057	26,032
Share-based compensation	44,827	27,503
Deferred income taxes	3	(3,160)
Other	1,007	802
Net change in operating assets and liabilities:
Accounts receivable	92,314	49,353
Deferred commissions	(6,347)	1,250
Prepaid expenses and other assets	(16,456)	(4,944)
Accounts payable and accrued expenses	(9,118)	(7,862)
Operating leases, net	401	523
Deferred revenue	(69,904)	(62,789)
Net cash provided by operating activities	101,768	60,849

Cash flows from investing activities:
Purchase of property and equipment	(7,612)	(6,400)
Capitalized software additions	—	(184)
Acquisition of businesses, net of cash acquired	(13,004)	—
Net cash used in investing activities	(20,616)	(6,584)

Cash flows from financing activities:
Repayment of term loans	(60,000)	(30,000)
Proceeds from employee stock purchase plan	6,593	3,592
Proceeds from exercise of stock options	18,339	4,829
Equity repurchases	(30)	(25)
Net cash used in financing activities	(35,098)	(21,604)

Effect of exchange rates on cash and cash equivalents	(697)	2,606

Net increase in cash and cash equivalents	45,357	35,267

Cash and cash equivalents, beginning of period	324,962	213,170
Cash and cash equivalents, end of period	$370,319	$248,437

Supplemental cash flow data:
Cash paid for interest	$4,560	$6,923
Cash paid for tax, net	$8,431	$22,545

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except percentages)

	Three Months Ended September 30, 2021
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP operating income:
Cost of revenue	$41,667	$(3,485)	$(452)	$(3,864)	$—	$33,866
Gross profit	184,687	3,485	452	3,864	—	192,488
Gross margin	82%					85%
Research and development	37,908	(5,456)	(501)	—	—	31,951
Sales and marketing	86,301	(9,612)	(785)	—	—	75,904
General and administrative	31,689	(7,022)	(253)	—	(1,249)	23,165
Amortization of other intangibles	7,539	—	—	(7,539)	—	—
Restructuring and other	(1)	—	—	—	1	—
Operating income	$21,251	$25,575	$1,991	$11,403	$1,248	$61,468
Operating margin	9%					27%

	Three Months Ended September 30, 2020
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP operating income:
Cost of revenue	$30,711	$(1,866)	$(359)	$(3,830)	$—	$24,656
Gross profit	137,875	1,866	359	3,830	—	143,930
Gross margin	82%					85%
Research and development	27,512	(2,989)	(592)	—	—	23,931
Sales and marketing	56,690	(6,122)	(578)	—	—	49,990
General and administrative	22,110	(3,854)	(167)	—	(1,339)	16,750
Amortization of other intangibles	8,686	—	—	(8,686)	—	—
Restructuring and other	46	—	—	—	(46)	—
Operating income	$22,831	$14,831	$1,696	$12,516	$1,385	$53,259
Operating margin	14%					32%

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except per share data)

	Three Months Ended September 30,
	2021	2020
Non-GAAP net income:
Net income	$23,641	$17,479
Income tax (benefit) expense	(6,340)	1,949
Non-GAAP effective cash tax	(7,113)	(3,786)
Interest expense, net	2,651	3,602
Cash paid for interest	(2,190)	(3,160)
Share-based compensation	25,575	14,831
Employer payroll taxes on employee stock transactions	1,991	1,696
Amortization of other intangibles	7,539	8,686
Amortization of acquired technology	3,864	3,830
Transaction, restructuring, and other	1,248	1,385
Loss (gain) on currency translation	1,299	(199)
Non-GAAP net income	$52,165	$46,313

Share count:
Weighted-average shares outstanding - basic	283,923	280,077
Weighted-average shares outstanding - diluted	291,177	286,252

Shares used in non-GAAP per share calculations:
Weighted-average shares outstanding - basic	283,923	280,077
Weighted-average shares outstanding - diluted	291,177	286,252

Net income per share:
Net income per share - basic	$0.08	$0.06
Net income per share - diluted	$0.08	$0.06
Non-GAAP net income per share - basic	$0.18	$0.17
Non-GAAP net income per share - diluted	$0.18	$0.16

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands)

	Three Months Ended September 30,
	2021	2020 (1)
Unlevered Free Cash Flow ("uFCF"):
Net cash provided by operating activities	$18,296	$23,841
Cash paid for interest expense	2,190	3,160
Restructuring and other	(1)	46
Purchase of property, plant, and equipment	(4,658)	(1,982)
Transaction and sponsor related costs	249	1,339
Discrete tax items	(3,846)	7,390
Total uFCF	12,230	33,794
Interest tax adjustment	(548)	(790)
uFCF	$11,682	$33,004
(1) Previously reported Unlevered Free Cash Flow for the three months ended September 30, 2020 included $7,510 of cash tax payments made in the first quarter of fiscal 2021 that were related to the reorganization. Prior period results have been updated to exclude these cash tax payments made in the first quarter of fiscal 2021.

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except percentages)

	Six Months Ended September 30, 2021
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP operating income:
Cost of revenue	$80,500	$(6,137)	$(767)	$(7,694)	$—	$65,902
Gross profit	355,594	6,137	767	7,694	—	370,192
Gross margin	82%					85%
Research and development	72,633	(9,423)	(1,127)	—	—	62,083
Sales and marketing	166,783	(17,220)	(1,370)	—	—	148,193
General and administrative	58,611	(12,047)	(454)	—	(1,202)	44,908
Amortization of other intangibles	15,079	—	—	(15,079)	—	—
Restructuring and other	25	—	—	—	(25)	—
Operating income	$42,463	$44,827	$3,718	$22,773	$1,227	$115,008
Operating margin	10%					26%

	Six Months Ended September 30, 2020
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP operating income:
Cost of revenue	$59,253	$(3,364)	$(412)	$(7,656)	$—	$47,821
Gross profit	264,841	3,364	412	7,656	—	276,273
Gross margin	82%					85%
Research and development	51,017	(5,407)	(690)	—	—	44,920
Sales and marketing	105,853	(11,527)	(705)	—	—	93,621
General and administrative	43,637	(7,205)	(174)	—	(2,898)	33,360
Amortization of other intangibles	17,372	—	—	(17,372)	—	—
Restructuring and other	25	—	—	—	(25)	—
Operating (loss) income	$46,937	$27,503	$1,981	$25,028	$2,923	$104,372
Operating margin	14%					32%

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except per share data)

	Six Months Ended September 30,
	2021	2020
Non-GAAP net income:
Net income	$36,935	$30,344
Income tax expense	32	9,096
Non-GAAP effective cash tax	(13,254)	(7,365)
Interest expense, net	5,508	7,715
Cash paid for interest	(4,560)	(6,923)
Share-based compensation	44,827	27,503
Employer payroll taxes on employee stock transactions	3,718	1,981
Amortization of other intangibles	15,079	17,372
Amortization of acquired technology	7,694	7,656
Transaction, restructuring, and other	1,227	2,923
Gain on currency translation	(12)	(218)
Non-GAAP net income	$97,194	$90,084

Share count:
Weighted-average shares outstanding - basic	283,295	279,577
Weighted-average shares outstanding - diluted	290,254	285,423

Shares used in non-GAAP per share calculations:
Weighted-average shares outstanding - basic	283,295	279,577
Weighted-average shares outstanding - diluted	290,254	285,423

Net income (loss) per share:
Net income (loss) per share - basic	$0.13	$0.11
Net income (loss) per share - diluted	$0.13	$0.11
Non-GAAP net income per share - basic	$0.34	$0.32
Non-GAAP net income per share - diluted	$0.33	$0.32

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands)

	Six Months Ended September 30,
	2021	2020
Unlevered Free Cash Flow ("uFCF"):
Net cash provided by operating activities	$101,768	$60,849
Cash paid for interest expense	4,560	6,923
Restructuring and other	25	25
Purchase of property, plant, and equipment	(7,612)	(6,400)
Transaction and sponsor related costs	202	2,898
Discrete tax items	(5,029)	14,900
Total uFCF	93,914	79,195
Interest tax adjustment	(1,141)	(1,731)
uFCF	$92,773	$77,464

Contacts

Investor Contact:
Noelle Faris
VP, Investor Relations
Noelle.Faris@dynatrace.com

Media Relations:
Jerome Stewart
VP, Communications
Jerome.Stewart@dynatrace.com